Exhibit 10.4

WARRANT CERTIFICATE

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE WARRANTS ARE NOT TRANSFERABLE AND SUCH SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EXERCISABLE ONLY ON OR BEFORE AUGUST 24, 2012

WARRANTS TO PURCHASE                      SHARES OF COMMON STOCK

OF

Duska Therapeutics, Inc.

This Warrant Certificate certifies that, for value received,                                          (the “Holder”) is the holder of                      Warrants (the “Warrants” and, individually, a “Warrant”), each such Warrant entitling Holder to purchase from Duska Therapeutics, Inc., a Nevada corporation (the “Company”), subject to the terms set forth below, one share (“Warrant Share”) of the Company’s Common Stock, ($.001) par value (the “Common Stock”), at any time on or after the date hereof and on or before 11:59 p.m., Pacific Standard time, on August 24, 2012 (the “Expiration Date”), at the exercise price per whole Warrant Share (the “Exercise Price”) of $0.40 subject to certain adjustments as to the number of Warrant Shares and the number and kind of other securities purchasable upon exercise of each Warrant represented hereby, and as to the Exercise Price, all as set forth below.

1. Exercise. Subject to the provisions of this Warrant Certificate, the Warrants represented hereby may be exercised by Holder from time to time upon surrender of this certificate to the Company (such surrender being deemed to have occurred at such time as this certificate is actually received by the Company at the address specified below), with the form of election to purchase attached as Exhibit A hereto properly completed and executed, and upon payment in full to the Company of the Exercise Price for the Warrant Shares so purchased. The rights of purchase represented by the Warrants evidenced hereby are exercisable at the election of Holder during the period specified herein in whole or, from time to time, in part and, in the event that less than all of the Warrants represented by this certificate are exercised, the Company shall execute and deliver to Holder within ten (10) days a new certificate representing the number of Warrants represented hereby which remain unexercised. Payment of the Exercise Price shall be made by check or other comparable means selected by Holder in lawful money of the United States of America. Upon such surrender of this Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to Holder a certificate for the Warrant Shares so purchased upon such exercise of all or a portion of the Warrants represented hereby. Such certificate shall be deemed to have been issued and the Holder shall become the holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price as aforesaid. In satisfaction of its obligation to sell and deliver the Warrant Shares upon exercise of these Warrants, the Company shall deliver authorized and newly issued shares of Common Stock, or shares of Common Stock held in the treasury of the Company.

2. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

2.1 Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities issuable upon exercise or conversion of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant certificate providing that the Holder of the Warrants shall have the right to exercise such new warrants (upon terms not less favorable to the Holder than those then applicable to the Warrants) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise or conversion of the Warrants, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Common Stock issuable upon exercise or conversion of the Warrants had the Warrants been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Such new warrant certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subsection 2.1 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

2.2 Stock Split or Combination. The Exercise Price shall be adjusted from time to time in the case of any stock split, dividend payable in Common Stock, subdivision of the number of shares of the Common Stock or similar event involving Common Stock (a “Split”) or any reverse stock split, combination or similar event involving the Common Stock (a “Combination”), and, accordingly, the Exercise Price shall be proportionately decreased in the case of a Split or increased in the case of a Combination, as of the close of business on the date the Split or Combination becomes effective or, if the Company shall take a record of the holders of its capital stock for the purpose of such Split or Combination, as of such record date, whichever is earlier, computed to the nearest cent.

2.3 Certain Dividends or Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall pay a dividend or other distribution with respect to the Common Stock payable in (A) securities of the Company other than Common Stock or (B) other assets (excluding cash dividends or distributions) then and in each such event provision shall be made so that the Holder shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had the Warrants been exercised for Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of the exercise of the Warrants, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 2.

2.4 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as provided in this Section 2, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest Warrant Share as provided in Section 3) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

3. Fractional Interests. The Company shall not issue fractions of Warrant Shares on the exercise of these Warrants. If any fractions of a Warrant Share would be issued upon the exercise of the Warrants, the Company will deliver to the Holder its check for the current market value of the fractional share. The current market value of a fraction of a share shall be determined in a reasonable manner prescribed by the Board of Directors. The determination as to whether or not any fractional shares are issuable shall be based upon an aggregate number of Warrants being exercised at any one time by the Holder, not upon each Warrant being exercised.

4. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, receipt by the Company of an indemnity agreement or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

5. General Restrictions. Certificates delivered upon the exercise of these Warrants may bear a legend restricting transfer if appropriate under applicable law or regulation.

6. No Rights as Shareholder. The Holder of these Warrants shall not, by reason of the ownership or possession of this Warrant Certificate, have any right whatsoever as a shareholder of the Company or any voting rights or other rights whatsoever except as expressly provided herein.

7. Governing Law and Choice of Forum.

7.1 This Warrant Certificate shall be governed by and construed in all respects by the laws of the Commonwealth of Pennsylvania.

7.2 Any action or suit in connection herewith may be brought in a court of record of the Commonwealth of Pennsylvania or the United States District Court situated in the Eastern District of Pennsylvania, and the Holder and the Company hereby consent to the exclusive personal and subject matter jurisdiction and venue of each thereof.

8. Amendment. Neither this Warrant Certificate nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

9. Notices. All notices and other communications herein provided for shall be deemed to have been given or made to the Company when delivered to the addresses specified below.

Two Bala Plaza

Suite 300

Bala Cynwyd, PA 19004

IN WITNESS WHEREOF, Duska Therapeutics, Inc. has caused this Warrant Certificate to be executed by the manual signature of its President.

Duska Therapeutics, Inc.

Dated: , 20	By:
Name:
Title:

Exhibit A

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrants evidenced by the within Certificate, to purchase Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Duska Therapeutics, Inc. in the amount of $                     (in cash or through the withholding of Warrant Shares having a fair market value equal to the Exercise Price) in accordance with the terms thereof.

Signature:

By:
Name:
Title:

Date: